UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

     This Form 8-K/A amends the Form 8-K that MPA filed on November 23, 2004 to disclose, among other things, that Grant Thornton LLP, MPA’s independent auditing firm, had withdrawn its opinion included in MPA’s Form 10-K for the year ended March 31, 2004 and covering the financial statements for the years ended March 31, 2004, 2003 and 2002.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     In the Form 8-K filed on November 23, 2004, MPA disclosed that it had requested that Grant Thornton LLP provide MPA as promptly as possible with a letter addressed to the SEC stating whether Grant Thornton LLP agreed with the statements made by MPA in response to Item 4.02 of such Form 8-K and, if not, stating the respects in which it did not agree. In response to this request, Grant Thornton LLP faxed a letter to MPA on February 17, 2005 indicating that Grant Thornton LLP agreed with the statements concerning Grant Thornton LLP contained in such Item 4.02. (The executed original of this letter was delivered to MPA on February 22, 2005.) Attached hereto as Exhibit 99.1 is a copy of this letter from Grant Thornton LLP.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Letter from Grant Thornton LLP addressed to the SEC and dated November 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: February 24, 2005	/s/ CHARLES YEAGLEY
Charles Yeagley Chief Financial Officer